Exhibit 4.2

                           THE M. W. KELLOGG COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                     (Established Effective April 1, 1994)

    I.        PURPOSE

              The M. W. Kellogg Company Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all eligible employees of the Company, where permitted by applicable laws and regulations, to acquire an equity interest in Dresser Industries, Inc. through the purchase of shares of Common Stock.

    II.       DEFINITIONS

              The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

              (A) Account: As of any given date, (i) the amount of contributions then made to the Plan by a Participant and not yet used for the purchase of shares of Common Stock, (ii) the shares of Common Stock purchased for the Participant, plus any Fractional Share and dividends on shares of Common Stock held by the Custodian and (iii) the earnings then accrued on such Fractional Share and dividends.

              (B) Benefits Department: The Employee Benefits Department of The M. W. Kellogg Company.

              (C)  Board:   The  Board of  Directors of  The M.  W. Kellogg
         Company.

              (D)  Code:   The Internal  Revenue Code of  1986, as  amended
         from time to time.

              (E)  Committee:  The administrator of the Plan as provided in
         Article III hereof.

              (F)  Common Stock:   The  Common Stock,  par value  $0.25 per
         share, of Dresser Industries, Inc.

              (G)  Company:    The  M.   W.  Kellogg  Company,  a  Delaware
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         corporation.

              (H) Custodian: The bank or financial institution designated by the Committee to purchase and hold Participants' shares of Common Stock and dividends thereon in their Account, and to perform other administerial functions required by the Plan and such other duties as the Company shall designate.

              (I)  Effective Date:  April 1, 1994.

              (J)  Employee:   Any  U.S. based  individual employed  by the
         Company, excluding, however, officers and directors of Dresser Industries, Inc.

              (K) Fractional Share: Cash equal to less than the price of a whole share of Common Stock remaining in a Participant's account following the purchase of whole shares of Common Stock.

              (L)  Participant:   Each Employee who  meets the  eligibility
         requirements of Article V and is participating in the Plan.

              (M)  Payroll   Period:  The  biweekly  pay  period  for  each
         Employee that ends at midnight on the Friday prior to the Thursday on which Employees receive payment from the Employer.

              (N) Plan: The M. W. Kellogg Company Employee Stock Purchase Plan, as amended from time to time.

              (O) Purchase Date: The last trading day of the Purchase Period (or such other date as may be determined by the Committee).

              (P) Purchase Period: The period of time during which the Custodian purchases shares of Common Stock for Participants in the Plan.

    III.      ADMINISTRATION OF THE PLAN

              The Plan shall be administered  by the Committee appointed by
    the  Board.    The  Committee shall  supervise  the  administration and
    enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (A) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees, (B) construe or interpret the Plan, (C) determine all questions of eligibility and (D)
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    compute the amount and determine the manner and time of  payment of all benefits according to the Plan hereunder.

              The Committee may act by (1) a majority decision of its members present at a regular or special meeting of the Committee at which a quorum (majority of Committee members) is present or (2) a decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment of the Board.

    IV.       NATURE AND NUMBER OF SHARES

              The Common Stock subject to the terms of the Plan shall be previously issued shares of Common Stock.

    V.        ELIGIBILITY REQUIREMENTS

              Each regular full-time Employee of the Company shall become eligible to participate in the Plan in accordance with Article VI hereof. Participation in the Plan is voluntary.

    VI.       ENROLLMENT

              Each Employee who is eligible (as described in Article V hereof) on the Effective Date may enroll in the Plan as of the Effective Date. Each other Employee who thereafter becomes eligible to participate may enroll in the Plan on the first Payroll Period following the date that he or she first meets the eligibility requirements of Article V. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first of any subsequent Payroll Period. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates as may be established by the Committee from time to time. In order to enroll, any eligible Employee must complete, sign and submit the appropriate form to the Benefits Department.

    VII.      METHOD OF PAYMENT

              Payment for shares is to be made through payroll deductions (with no right of prepayment) with the first such deduction commencing with the first Payroll Period after the Participant enrolls in the
    Plan.   Each Participant will authorize such deductions from his or her compensation  for each Payroll Period and such amounts will be deducted
    in  conformity  with the  Company's  payroll  deduction  schedule.   In
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    addition,  Participants may elect to  make a cash lump-sum contribution to purchase shares of Common Stock under the Plan, in the manner prescribed by the Committee.

              The minimum contribution amount is $5 per Payroll Period for contributions made through payroll deduction or $100 per payment for contributions made through the optional lump-sum payment method. The rate of contribution shall be designated by the Participant in the enrollment form.

              A Participant may elect to increase or decrease the rate of contribution at any time, but not retroactively. Such change shall be effective as of the next Payroll Period provided that 10 days prior written notice has been given to the Benefits Department on a new enrollment form indicating the revised rate of contribution.

    VIII.          SUSPENSION OR WITHDRAWAL OF CONTRIBUTIONS

              A Participant may suspend payroll deductions at any time by giving 10 days prior written notice to the Benefits Department on the appropriate form. A Participant who discontinues contributions to the Plan may also elect to withdraw contributions at any time as of the first day of the next following month by giving 10 days prior written notice to the Benefits Department on the appropriate form. Any Participant who withdraws contributions will receive (i) cash or
    (ii) upon the Participant's request a stock certificate for the number of shares of Common Stock held by the Participant under the Plan plus a cash payment equal to any other amounts in the Participant's Account as soon as practicable. Any Participant who suspends payroll deductions or withdraws contributions must re-enroll in the Plan in order to participate.

    IX.       CREDITING OF PARTICIPANT ACCOUNTS; CUSTODIAN

              Contributions shall be credited to each Participant's Account as soon as administratively feasible after payroll withholding. Shares of Common Stock and Fractional Shares shall be credited to each Participant's Account as soon as administratively feasible after the Purchase Date. Dividends on shares of Common Stock held by the Custodian for Participants' Accounts will also be credited to such Participants' Accounts.

              Until invested in shares of Common Stock, Fractional Shares and dividends on shares of Common Stock held by the Custodian shall be held by the Custodian and shall be credited with interest at the rate
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    realized for  the investment  vehicle designated  by the Committee  for
    Fractional Shares and dividends on shares of Common Stock held by the Custodian.

              Amounts representing any Fractional Shares, any dividends on shares of Common Stock held by the Custodian, and any earnings thereon will automatically be reinvested in additional shares of Common Stock. Dividends on shares of Common Stock held of record by Participants will be delivered directly to such Participants and will not be reinvested in additional shares of Common Stock.

    X.        PURCHASE OF SHARES

              The Company will forward payroll contributions to the Custodian each Payroll Period. The Custodian will purchase shares of Common Stock with each Participant's contributions as soon as administratively practicable after receipt of the Participant's payroll and optional lump-sum contributions.

              The purchase price per share of Common Stock under the Plan shall be equal to an average of the "Fair Market Value" of all of the shares of Common Stock purchased during the Purchase Period for all Participants in the Plan. The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be (A) if the shares of Common Stock are listed on a national securities exchange, the actual sales price per share of Common Stock on the principal such national securities exchange on that date, or (B) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the actual sales price per share of Common Stock on the NASDAQ National Market System on that date.

              Certificates evidencing shares of Common Stock purchased shall be delivered to the Custodian as soon as administratively feasible after the Purchase Date, but Participants shall be treated as the beneficial owners of their shares of Common Stock effective as of the Purchase Date. The Custodian shall be the record owner of all shares of Common Stock credited to Participants' Accounts, unless the Participant elects to be the record owner of such shares. Fractional Shares shall be delivered to the Custodian as soon as administratively feasible after the Purchase Date, credited to Participants' Accounts on the Purchase Date and carried forward for application during the next Purchase Period.

    XI.       TERMINATION OF PARTICIPATION
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              Participation  in  the  Plan  terminates immediately  when  a
    Participant ceases to be employed by the Company for any reason whatsoever (including death or unpaid disability) or the Participant
    otherwise   becomes  ineligible.      Participation   also   terminates
    immediately when the Participant voluntarily withdraws contributions from the Plan. Participation terminates if the Participant elects not to re-enroll in the Plan or if the Participant has suspended payroll deductions and has not re-enrolled in the Plan. After termination of participation and in accordance with procedures established by the Committee, the Committee shall cause (i) cash or (ii) a certificate for the number of shares of Common Stock held in the Participant's Account
    to   be  delivered  to   the  Participant  (or   beneficiary  or  legal
    representative) plus a cash payment equal to any other amounts in the Participant's Account.

    XII.      DESIGNATION OF BENEFICIARY; PAYMENT UPON DEATH

              Each Participant may designate one or more persons as his or her beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the Benefits Department and shall control over any disposition by will or otherwise.

              As soon as administratively feasible after the death of a Participant, a certificate for any shares of Common Stock in the Participant's Account and an amount in cash equal to any other amounts in the Participant's Account shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the
    Participant's estate. Such payment shall relieve the Company of further liability to, or in respect of, the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions.

    XIII.          NO INTEREST ON REFUNDS AND WITHDRAWALS OF CONTRIBUTIONS

              Any refund or  withdrawal of contributions that  were made to the Plan during the Purchase Period in which the refund is made shall not be credited with any interest from the date(s) of such contributions to the date that such refund or withdrawal is made during the calendar quarter in which the refund is made. This provision shall apply irrespective of whether the refund or withdrawal is paid to the Participant, his or her beneficiary, estate or other legal representative or anyone else who is entitled thereto. This provision shall not apply to Fractional Shares or dividends credited to a Participant's account and deposited with the Custodian, or to the earnings on such Fractional Shares and dividends.

    XIV       ASSIGNMENT

              The rights of a Participant under the Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary, involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to deliver to the person entitled thereto any shares of Common Stock in the Participant's Account and an amount in cash equal to any other amounts in the Participant's Account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares of Common Stock under the Plan shall be exercisable only during the Participant's lifetime and only by him or her.

    XV.       COSTS

              All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares of Common Stock purchased under the Plan shall be paid by the Participant.

    XVI.      REPORTS

              Each calendar quarter, the Custodian shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant. In addition, each Participant will receive the same information sent to stockholders of Dresser Industries, Inc. generally.

    XVII.          RIGHTS AS STOCKHOLDER

              A Participant will have no rights as a stockholder of Dresser Industries, Inc. under the election to purchase until he or she becomes such a stockholder as herein provided. A Participant will become a stockholder of Dresser Industries, Inc. with respect to shares of Common Stock for which payment has been completed, as provided in
    Article X hereof, at the close of business on the Purchase Date.

    XVIII.    MODIFICATION AND TERMINATION

              The Board of Directors of Dresser Industries, Inc. may amend or terminate the Plan at any time insofar as permitted by law. In the event that the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares of Common Stock under the Plan either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the Plan is terminated, the Committee shall as soon as administratively feasible cause a certificate for the number of shares of Common Stock held in each Participant's Account and an amount in cash equal to any other amounts in such Participant's Account to be delivered to such Participant (or his or her beneficiary or legal representative).

    XIX.      BOARD APPROVAL; EFFECTIVE DATE

              This Plan was adopted  by the Board on                      ,
    1994.   The  Plan shall  become effective  as of  April 1, 1994  as the
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    Committee may designate.

    XX.       GOVERNMENTAL APPROVALS OR CONSENTS

              This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Article XXI hereof, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.


    XXI       OTHER PROVISIONS

              The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

              IN WITNESS WHEREOF, The M. W. Kellogg Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ___ day of ______________, 1994.

                                  THE M. W. KELLOGG COMPANY



                                  By: ___________________________________

    ATTEST:


    ___________________________________

                           THE M. W. KELLOGG COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                     (Established Effective April 1, 1994)


                               TABLE OF CONTENTS

    ARTICLE                                                         PAGE

    I.        PURPOSE                                                 1

    II.       DEFINITIONS                                             1
                   (A)  Account                                       1
                   (B)  Benefits Department                           1
                   (C)  Board                                         1
                   (D)  Code                                          1
                   (E)  Committee                                     1
                   (F)  Common Stock                                  1
                   (G)  Company                                       1
                   (H)  Custodian                                     1
                   (I)  Effective Date                                1
                   (J)  Employee                                      1
                   (K)  Fractional Share                              2
                   (L)  Participant                                   2
                   (M)  Payroll Period                                2
                   (N)  Plan                                          2
                   (O)  Purchase Date                                 2
                   (P)  Purchase Period                               2

    III.      ADMINISTRATION OF THE PLAN                              2

    IV.       NATURE AND NUMBER OF SHARES                             3

    V.        ELIGIBILITY REQUIREMENTS                                3

    VI.       ENROLLMENT                                              2



    VII.      METHOD OF PAYMENT                                       3

    VIII.     SUSPENSION OR WITHDRAWAL OF CONTRIBUTIONS               3

    IX.       CREDITING OF PARTICIPANT ACCOUNTS; CUSTODIAN            4

    X.        PURCHASE OF SHARES                                      4

    XI.       TERMINATION OF PARTICIPATION                            4

    XII.      DESIGNATION OF BENEFICIARY; PAYMENT UPON DEATH          5

    XIII.     NO INTEREST ON REFUNDS AND WITHDRAWALS OF
               CONTRIBUTIONS                                          5

    XIV.      ASSIGNMENT                                              5

    XV.       COSTS                                                   6

    XVI.      REPORTS                                                 6

    XVII.     RIGHTS AS STOCKHOLDER                                   6

    XVIII.    MODIFICATION AND TERMINATION                            6

    XIX.      BOARD APPROVAL; EFFECTIVE DATE                          6

    XX.       GOVERNMENTAL APPROVALS OR CONSENTS                      7

    XXI.      OTHER PROVISIONS                                        7






















                           THE M. W. KELLOGG COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                     (Established Effective April 1, 1994)